SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  June 30, 1998
                      (Date of earliest event reported)

                                PAYCHEX, INC.
      (Exact name of registrant as specified in its charter)

DELAWARE                       0-11330                   16-1124166
(State of incorporation)     (Commission               (IRS Employer
                             File Number)           Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK            14625-0397
(Address of principal executive offices)                 (Zip Code)

                                (716)385-6666
            (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS
The registrant's press release dated June 30, 1998, regarding its financial results for the fiscal year ended May 31, 1998, is attached as EXHIBIT A.

The registrant also includes the restated segment information reflecting the adoption of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" for the four quarters and years ended May 31, 1998 and 1997. The release with the restated information is attached as EXHIBIT B.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PAYCHEX, INC.

Date:     June 30, 1998                 /s/ B. Thomas Golisano
                                        -----------------------
                                        B. Thomas Golisano
                                        Chairman, President and
                                        Chief Executive Officer

Date:     June 30, 1998                 /s/ John M. Morphy
                                        -----------------------
                                        John M. Morphy
                                        Vice President, Chief
                                        Financial Officer and
                                        Secretary

EXHIBIT A

FOR IMMEDIATE RELEASE

John M. Morphy, Chief Financial Officer
Paychex, Inc.           716-383-3406
	        or
Jan Shuler              716-383-3406
Paychex, Inc.
Access Paychex, Inc. News Releases on the WORLD WIDE WEB
http://www.paychex.com   or   http://www.prnewswire.com

                        PAYCHEX, INC. REPORTS RECORD
                     YEAR END AND FOURTH QUARTER RESULTS

ROCHESTER, NY, June 30, 1998 -- Paychex, Inc. (NASDAQ: PAYX) today announced record net income of $102.2 million or $.62 diluted earnings per share for the year ended May 31, 1998, a 36% increase over net income of $75.2 million or $.46 diluted earnings per share for the same period last year. Total service revenues were $493.7 million, an increase of 24% over $399.7 million for the previous fiscal year.

For the quarter ended May 31, 1998, net income increased 35% to $28.1 million or $.17 diluted earnings per share as compared to net income of $20.7 million or $.13 diluted earnings per share for the same period last year. Total service revenues were $131.7 million, an increase of 23% over $106.8 million for the same period last year.

Effective May 31, 1998, Paychex, Inc., adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Statement requires the Company to report segment financial information consistent with the presentation made to the Company's management for decision-making purposes. Prior quarter and year segment disclosures have been restated to be consistent with the fourth quarter and year ended May 31, 1998.

PAYROLL SEGMENT
For the year ended May 31, 1998, operating income from payroll services increased 33% to $180.3 million from $135.4 million for the same period last year. Payroll service revenue was $455.2 million, an increase of 23% over $368.9 million for the same period last year.

For the quarter ended May 31, 1998, operating income from payroll services increased 29% to $46.7 million from $36.2 million for the fourth quarter last year. Payroll service revenue was $119.6 million, an increase of 21% over $98.9 million for the fourth quarter last year.

The increases in revenues and operating income were the result of a 12% year over year increase in the Company's payroll client base and continued growth of the Taxpay and Direct Deposit products. Paychex currently services 293,600 payroll clients, with 220,700 utilizing Taxpay, the Company's tax filing and payment feature, 104,400 taking advantage of the Company's Direct Deposit product and 33,500 using the Company's Check Signing option.

HRS-PEO SEGMENT
For the year ended May 31, 1998, operating income for the segment increased from $5.6 million to $6.6 million. HRS-PEO service revenue rose to $38.5 million, an increase of 25% over $30.9 million for the same period last year.

For the quarter ended May 31, 1998, operating income for the HRS-PEO segment increased from $.5 million to $3.9 million. HRS-PEO service revenue rose to $12.1 million, an increase of 53% over $7.9 million for the fourth quarter last year.

The increased revenue for the year and the quarter is directly related to the continued growth of the segment's client bases. As of May 31, 1998, the segment had 6,000 401(k) recordkeeping clients, 16,400 section 125 clients, and 19,200 PEO worksite employees, which represent an increase of 100%, 24%, and 39%, respectively, over the same period last year. The segment's increase in operating income for the quarter ended May 31, 1998, is due to increased revenue and the benefits of consolidating the PEO administrative functions in Rochester, NY. This consolidation was completed at the end of February, 1998.

CORPORATE EXPENSES
Corporate expenses include the Information Technology, Organizational Development, Finance and Senior Management functions of the Company. For the year ended May 31, 1998, operating expenses increased 18% from $44.3 million to $52.2 million. For the quarter ended May 31, 1998, operating expenses increased 30% from $10.6 million to $13.7 million. The year's increase in expenses is primarily due to additional employees necessary to support the growth of the Company's business segments. The fourth quarter increase relates to additional personnel and increased national marketing efforts, which were commenced in the third quarter of 1998.

B. Thomas Golisano, Chairman, President, and Chief Executive Officer of Paychex said, "We are pleased with our excellent financial results for both the year and fourth quarter of fiscal 1998. These results reflect our seventh consecutive year of net income growth of 36% or more. Outstanding new payroll client growth was accompanied by increased utilization of Taxpay, Direct Deposit and other ancillary products. We see growing acceptance of our HRS-PEO products and, as evidenced by our fourth quarter results, anticipate excellent opportunities from this combination of resources and client experience. We look forward to continued success as we expand our client base in the Payroll and HRS-PEO divisions."

                                PAYCHEX, INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)

                                           For the                     For the
                                three months ended         twelve months ended
                              May 31,       May 31,       May 31,       May 31,
                                1998          1997          1998          1997
Service revenues:
  Payroll                   $119,595      $ 98,910      $455,227      $368,855
  HRS-PEO                     12,116         7,930        38,477        30,878
                             -------       -------       -------       -------
Total service revenues       131,711       106,840       493,704       399,733
PEO direct costs billed (A)  136,575        96,756       499,741       334,966
                             -------       -------       -------       -------
Total revenue                268,286       203,596       993,445       734,699

PEO direct costs (A)         136,575        96,756       499,741       334,966
Operating costs               34,187        30,178       131,731       115,034
Selling, general and
  administrative expenses     60,605        50,505       227,273       188,074
                             -------       -------       -------       -------
Operating income              36,919        26,157       134,700        96,625
Investment income              2,645         2,037         9,473         7,031
                             -------       -------       -------       -------
Income before income taxes    39,564        28,194       144,173       103,656
Income taxes                  11,513         7,471        41,954        28,506
                              ------       -------       -------       -------
Net income                  $ 28,051      $ 20,723      $102,219      $ 75,150
                             =======       =======       =======       =======
Basic earnings per share (B)$    .17      $    .13      $    .63      $    .46
                             =======       =======       =======       =======
Diluted earnings
  per share (B)             $    .17      $    .13      $    .62      $    .46
                             =======       =======       =======       =======
Weighted-average common
  shares outstanding (B)     163,162       162,730       163,009       162,002
                             =======       =======       =======       =======
Weighted-average shares
  assuming dilution (B)      165,326       164,275       164,813       163,757
                             =======       =======       =======       =======
Cash dividends per share (B)$    .06      $    .04      $    .22      $    .15
                             =======       =======       =======       =======

(A) Wages and payroll taxes of PEO worksite employees and their related benefit premiums and claims.
(B) Financial information for the periods ended May 31, 1997, have been adjusted for a three-for-two stock split distributed in May 1998.

                                PAYCHEX, INC.
                         CONSOLIDATED BALANCE SHEETS
                               (In thousands)

May 31,                                                  1998           1997
ASSETS
Current assets:
  Cash and cash equivalents                        $   35,571     $   50,213
  Investments                                         214,967        132,780
  Interest receivable                                  13,227         10,462
  Accounts receivable                                  54,596         45,527
  Deferred income taxes                                 1,525          2,560
  Prepaid expenses and other current assets             4,391          2,486
                                                    ---------      ---------
Current assets before ENS investments                 324,277        244,028
  Electronic Network Services investments           1,154,501        896,633
                                                    ---------      ---------
Total current assets                                1,478,778      1,140,661
Property and equipment - net                           64,698         54,178
Deferred income taxes                                     517             72
Other assets                                            5,794          6,412
                                                    ---------      ---------
Total assets                                       $1,549,787     $1,201,323
                                                    =========      =========
LIABILITIES
Current liabilities:
  Accounts payable                                 $   10,496     $    5,649
  Accrued compensation and related items               33,649         26,969
  Deferred revenue                                      4,443          4,335
  Accrued income taxes                                  2,628          1,774
  Other current liabilities                            13,960         11,240
                                                    ---------      ---------
Current liabilities before ENS client deposits         65,176         49,967
  Electronic Network Services client deposits       1,150,484        896,080
                                                    ---------      ---------
Total current liabilities                           1,215,660        946,047
  Other long-term liabilities                           4,520          3,734
                                                    ---------      ---------
Total liabilities                                   1,220,180        949,781

STOCKHOLDERS' EQUITY
Common stock, $.01 par value,
  authorized 300,000 shares
  Issued: 163,188/1998 and 108,519/1997                 1,632          1,085
Additional paid-in capital                             46,463         37,531
Retained earnings                                     278,107        212,387
Accumulated other comprehensive income                  3,405            539
                                                    ---------      ---------
Total stockholders' equity                            329,607        251,542
                                                    ---------      ---------
Total liabilities and stockholders' equity         $1,549,787     $1,201,323
                                                    =========      =========
Note: Accumulated other comprehensive income is related to the Company's early adoption of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The adoption of the Statement did not have an effect on the Company's results of operations or financial position.

                                PAYCHEX, INC.
                        BUSINESS SEGMENT INFORMATION
                               (In thousands)

The Company has two business segments: Payroll and Human Resource Services-Professional Employer Organization (HRS-PEO). The Payroll segment is engaged in the preparation of payroll checks, internal accounting records, all federal, state and local payroll tax returns, and collection and remittance of payroll obligations for small- to medium-sized businesses. The HRS-PEO segment specializes in providing small- and medium-sized businesses with cost-effective outsourcing solutions for their employee benefits. HRS-PEO products include 401(k) plan recordkeeping services, group benefits and workers' compensation insurance services, section 125 plans, employee handbooks and management services. As an outsourcing solution, HRS-PEO relieves the business owner of human resource administration, employment regulatory compliance, workers' compensation coverage, health care and other employee related responsibilities. Consistent with PEO industry practice, HRS-PEO revenue includes all amounts billed to clients for the services provided. Corporate expenses are primarily related to the Information Technology, Organizational Development, Finance and Senior Management
functions of the Company.
                                             For the                   For the
                                  three months ended       twelve months ended
                                  May 31,     May 31,       May 31,     May 31,
                                    1998        1997          1998        1997
Total revenue:
  Payroll                       $119,595    $ 98,910      $455,227    $368,855
  HRS-PEO revenue:
    Service revenue               12,116       7,930        38,477      30,878
    PEO direct costs billed (A)  136,575      96,756       499,741     334,966
                                 -------     -------       -------     -------
  Total HRS-PEO revenue          148,691     104,686       538,218     365,844
                                 -------     -------       -------     -------
  Total revenue                  268,286     203,596       993,445     734,699
PEO direct costs (A)             136,575      96,756       499,741     334,966
                                 -------     -------       -------     -------
Total revenue less
  PEO direct costs               131,711     106,840       493,704     399,733
                                 =======     =======       =======     =======
Operating income:
  Payroll                         46,707      36,228       180,265     135,364
  HRS-PEO                          3,948         480         6,642       5,596
                                 -------     -------       -------     -------
  Total operating income          50,655      36,708       186,907     140,960

Corporate expenses                13,736      10,551        52,207      44,335
Investment income                  2,645       2,037         9,473       7,031
                                 -------     -------       -------     -------
Income before income taxes      $ 39,564    $ 28,194      $144,173    $103,656
                                 =======     =======       =======     =======
(A) Wages and payroll taxes of PEO worksite employees and their related benefit premiums and claims.

            "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
                        LITIGATION REFORM ACT OF 1995
Certain written and oral statements made by the Company's management may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by such words and phrases as "expects" and "could be." Because they are forward-looking, they should be evaluated in light of important risk factors. These risk factors include general market conditions, including demand for the Company's products and services, competition and price levels; changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including 401(k) plans, workers' compensation, and section 125 plans; delays in the development and marketing of new products and services; the possibility of catastrophic events that could impact the Company's operating facilities, computer technology and communication systems, including Year 2000 issues; and changes in short- and long-term interest rates and the credit rating of securities held in the Company's investment portfolios.

EXHIBIT B
              PAYCHEX, INC. RESTATED QUARTERLY SEGMENT RESULTS
                 IN ACCORDANCE WITH ADOPTION OF SFAS No. 131

During the fourth quarter of fiscal year 1998, Paychex, Inc., adopted Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Statement requires the Company to report segment financial information consistent with the presentation made to the Company's management for decision-making purposes. Previously reported prior quarter and year segment disclosures have been restated to be consistent with the fourth quarter and year ended May 31, 1998. Adoption of SFAS No. 131 required the Company's Corporate expenses to be displayed separately. Previous segment disclosure requirements required Corporate expenses to be allocated to the reported segments.

Segment information reflecting the adoption of SFAS No. 131 for the four quarters and years ended May 31, 1998 and 1997, is as follows.

The Company has two business segments: Payroll and Human Resource Services-Professional Employer Organization (HRS-PEO). The Payroll segment is engaged in the preparation of payroll checks, internal accounting records, all federal, state and local payroll tax returns, and collection and remittance of payroll obligations for small- to medium-sized businesses. The HRS-PEO segment specializes in providing small- and medium-sized businesses with cost-effective outsourcing solutions for their employee benefits. HRS-PEO products include 401(k) plan recordkeeping services, group benefits and workers' compensation insurance services, section 125 plans, employee handbooks and management services. As an outsourcing solution, HRS-PEO relieves the business owner of human resource administration, employment regulatory compliance, workers' compensation coverage, health care and other employee related responsibilities. Consistent with PEO industry practice, HRS-PEO revenue includes all amounts billed to clients for the services provided. Corporate expenses are primarily related to the Information Technology, Organizational Development, Finance and Senior Management functions of the Company.

                                PAYCHEX, INC.
                        BUSINESS SEGMENT INFORMATION
                    RESTATED FOR ADOPTION OF SFAS No. 131
                               (In thousands)

Year ended May 31, 1998                                                For the
                                                                        twelve
                                                                        months
                    /----------For the three months ended-----------/    ended
                    August 31,  November 30,  February 28,    May 31,   May 31,
                         1997          1997          1998       1998      1998
Total revenue:
  Payroll            $104,865      $108,528      $122,239   $119,595  $455,227
  HRS-PEO revenue:
    Service revenue     8,082         8,645         9,634     12,116    38,477
    PEO direct costs
      billed (A)      105,636       118,048       139,482    136,575   499,741
                      -------       -------       -------    -------   -------
  Total HRS-PEO
    revenue           113,718       126,693       149,116    148,691   538,218
                      -------       -------       -------    -------   -------
  Total revenue       218,583       235,221       271,355    268,286   993,445
PEO direct costs (A)  105,636       118,048       139,482    136,575   499,741
                      -------       -------       -------    -------   -------
Total revenue less
  PEO direct costs    112,947       117,173       131,873    131,711   493,704
                      =======       =======       =======    =======   =======
Operating income:
  Payroll              41,234        44,230        48,094     46,707   180,265
  HRS-PEO               1,204           994           496      3,948     6,642
                      -------       -------       -------    -------   -------
  Total operating
    income             42,438        45,224        48,590     50,655   186,907

Corporate expenses     12,081        12,652        13,738     13,736    52,207
Investment income       2,188         2,291         2,349      2,645     9,473
                      -------       -------       -------    -------   -------
Income before
  income taxes       $ 32,545      $ 34,863      $ 37,201   $ 39,564  $144,173
                      =======       =======       =======    =======   =======
(A) Wages and payroll taxes of PEO worksite employees and their related benefit premiums and claims.

                                PAYCHEX, INC.
                        BUSINESS SEGMENT INFORMATION
                    RESTATED FOR ADOPTION OF SFAS No. 131
                               (In thousands)
Year ended May 31, 1998                                                For the
                                                                        twelve
                                                                        months
                    /----------For the three months ended-----------/    ended
                    August 31,  November 30,  February 28,    May 31,   May 31,
                         1996          1996          1997       1997      1997
Total revenue:
  Payroll            $ 84,307      $ 87,704      $ 97,934   $ 98,910  $368,855
  HRS-PEO revenue:
    Service revenue     6,966         7,562         8,420      7,930    30,878
    PEO direct costs
      billed (A)       74,769        74,233        89,208     96,756   334,966
                      -------       -------       -------    -------   -------
  Total HRS-PEO
    revenue            81,735        81,795        97,628    104,686   365,844
                      -------       -------       -------    -------   -------
  Total revenue       166,042       169,499       195,562    203,596   734,699
PEO direct costs (A)   74,769        74,233        89,208     96,756   334,966
Total revenue less
  PEO direct costs     91,273        95,266       106,354    106,840   399,733
                      =======       =======       =======    =======   =======
Operating income:
  Payroll              31,301        32,583        35,252     36,228   135,364
  HRS-PEO               1,539         2,356         1,221        480     5,596
                      -------       -------       -------    -------   -------
  Total operating
    income             32,840        34,939        36,473     36,708   140,960

Corporate expenses     10,743        11,590        11,451     10,551    44,335
Investment income       1,485         1,745         1,764      2,037     7,031
                      -------       -------       -------    -------   -------
Income before
  income taxes       $ 23,582      $ 25,094      $ 26,786   $ 28,194  $103,656
                      =======       =======       =======    =======   =======

(A) Wages and payroll taxes of PEO worksite employees and their related benefit premiums and claims.